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                                                                    EXHIBIT 10.8
                         DIRECTOR* COMPENSATION SUMMARY

MEETING FEES

         The Board of Directors of the Wilson Bank Holding Company (the "Company") also serves as the Board of Directors of Wilson Bank and Trust (the "Bank"). Each director receives $1,800 per month for his services as a director of the Company and $850 per month for his services as a director of the Bank. In addition, fees of $1,326 and $1,404 were paid to each of the directors of the Company and the directors of the Bank, respectively, for attendance at Company and Bank planning retreats held during 2005, and it is anticipated that similar amounts will be paid for attendance at such retreats in 2006. Messrs. Clemons,
C. Bell and Comer receive $400 per month for serving on the Community Bank of Smith County Advisory Board. Messrs. Clemons, Trice, .J. Bell and VanHooser receive $400 per month for serving on the Dekalb Community Bank Advisory Board.

         Directors are reimbursed for their expenses incurred in connection with their activities as the Company's directors.

COMMITTEE MEETING FEES

         Each director of the Bank receives $450 for each committee meeting of the Bank he attended, not to exceed $1,700 per month, as a member of the various committees on which he serves.

EQUITY COMPENSATION

         Each director is eligible to participate in the Company's Stock Option Plan.

         The foregoing information is summary in nature. Additional information regarding director compensation will be provided in the Company's proxy statement to be filed in connection with the 2006 annual meeting of the Company's shareholders.












--------------------
* Includes directors that are also employees of the Company.


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                  NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY

         The following table sets forth the current base salaries paid to the Company's President and Chief Executive Officer and its other named executive officers and the amount of the cash bonus paid to these persons for 2005.

EXECUTIVE OFFICER                                              CURRENT SALARY        2005 CASH BONUS
-----------------                                              --------------        ---------------
J. Randall Clemons, President and Chief Executive
       Officer of the Company and Chief
       Executive Officer of the Bank                               $287,692             $156,000

H. Elmer Richerson, President of the Bank
       Executive Vice President of the Company                     $218,502              $93,600

Gary Whitaker, Executive Vice President of the Bank                $127,720              $35,772

Larry Squires, Senior Vice President Investment Division           $106,212              $16,289

John Goodman, Senior Vice President -Western Division
       of the Bank                                                 $105,000              $17,863

John C. McDearman III, Senior Vice President -- Central
       Division of the Bank                                        $105,000              $20,207


         The Company has entered into Executive Salary Continuation Agreements with certain of its senior executive officers, including Messrs. Clemons, Richerson, Whitaker and Squires, pursuant to which each such executive officer (or his or her beneficiaries) is entitled, if certain performance targets for the Bank are met, to receive annual payments for 15 years, upon retirement at age 65 or, if sooner, the death or disability of such executive officer.

         In addition to their base salaries, these executive officers are also eligible to:

          o    Participate in the Company's cash bonus plan;

          o Participate in the Company's equity incentive programs, which currently involves the award of stock options pursuant to the Company's Stock Option Plan; and

          o Participate in the Company's broad-based benefit programs generally available to its employees, including health, disability and life insurance programs and the Company's 401(k) Plan.


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         The foregoing information is summary in nature. Additional information regarding the named executive officer compensation will be provided in the Company's proxy statement to be filed in connection with the 2006 annual meeting of the Company's shareholders.